Exhibit 1.1

$100,000,000

STANDARD PACIFIC CORP.

6.00% Convertible Senior Subordinated Notes due 2012

UNDERWRITING AGREEMENT

September 24, 2007

CREDIT SUISSE SECURITIES (USA) LLC

BANC OF AMERICA SECURITIES LLC

J.P. MORGAN SECURITIES INC.

c/o Credit Suisse Securities (USA) LLC

       Eleven Madison Avenue

       New York, New York 10010-3629

Dear Sirs:

Standard Pacific Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) $100,000,000 aggregate principal amount of its 6.00% Convertible Senior Subordinated Notes due 2012 (the “Firm Securities”) and also proposes to issue and sell to the Underwriters an overallotment option, exercisable from time to time by the underwriters to purchase up to an additional $15,000,000 aggregate principal amount of its 6.00% Convertible Senior Subordinated Notes due 2012 (the “Optional Securities”). The Firm Securities and the Optional Securities are collectively called the “Securities”. The Securities are to be issued under a Senior Subordinated Debt Securities Indenture, dated as of April 10, 2002, by and between the Company and Bank One Trust Company N.A., as trustee (“Bank One”), as supplemented by the First Supplemental Indenture, dated as of April 10, 2002, between the Company and Bank One, the Second Supplemental Indenture, dated as of February 22, 2006, by and among the Company, the guarantors named therein and J.P. Morgan Trust Company, National Association (“J.P. Morgan”), as trustee (as successor in interest to Bank One), and the Third Supplemental Indenture, dated as of September 24, 2007, among the Company, the Guarantors named therein (the “Guarantors”) and The Bank of New York Trust Company, N.A., as trustee (as successor in interest to J.P. Morgan, the “Trustee”) (as supplemented, the “Indenture”). The Securities and the obligations of the Company under the Indenture will be guaranteed on a senior subordinated basis (the “Guarantees”) by each of the Guarantors. The Securities will be convertible into cash and/or shares of the common stock, par value $0.01 per share, of the Company at a conversion rate and on the terms, and subject to the conditions, set forth in the Indenture. The shares of common stock of the Company which may be issued upon conversion of the Securities are referred to herein as the “Underlying Shares”.

Section 1. Registration Statement and Prospectus. A registration statement (No. 333-140871), including a prospectus, relating to the Securities has been filed with the Securities and Exchange Commission (“Commission”) and has become effective. “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof as of such time pursuant to Rule 430B (“Rule 430B”) or Rule 430C (“Rule 430C”) under the Securities Act of 1933, as amended (“Act”) that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. “Effective Date” means the date and time that the Registration Statement and any post-effective amendment or amendments thereto shall be deemed, pursuant to Rule 430B(f)(2), to be effective in connection with the sale of the Securities. For purposes of determining the information contained in the Registration Statement as of any time, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of determining the information contained in the Statutory Prospectus as of any time, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Statutory Prospectus” without reference to a time means the Statutory Prospectus as of the Applicable Time.

“Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“General Disclosure Package” means (i) the Statutory Prospectus contained in the Registration Statement at the Applicable Time, including the preliminary prospectus supplement used most recently prior to the Applicable Time, (ii) the General Use Issuer Free Writing Prospectuses, if any, including the term sheet prepared pursuant to Section 6(b), and (iii) any other “free writing prospectus” (as defined in Rule 405) that the parties shall expressly agree in writing to treat as part of the Disclosure Package, and listed as such in Schedule III to this Agreement.

“Applicable Time” means 6:35 pm (Eastern Time) on the date of this Agreement.

The terms “supplement” and “amendment” or “amend” as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference in the Registration Statement or Prospectus, as applicable.

Section 2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the purchase price (the “Purchase Price”) of 97.0% of the principal amount of the Firm Securities, plus accrued interest from September 28, 2007 to the First Closing Date (as defined below), the respective principal amounts of the Firm Securities set forth opposite the names of the several Underwriters in Schedule I hereto.

In addition, upon written notice from the Credit Suisse Securities (USA) LLC (“Credit Suisse”) given to the Company from time to time not more than 13 days subsequent to the First Closing Date (as defined below), the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price per Security to be paid for the Firm Securities (including any accumulated interest thereon to the related Closing Date). The Company agrees to sell to the Underwriters the principal amount of Optional Securities specified in such notice (which shall be an integral multiple of $1,000 in aggregate principal amount) and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities may be purchased from the Company for the account of each Underwriter in the same proportion as the principal amount of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto bears to the total principal amount of Firm Securities (subject to adjustment by Credit Suisse to eliminate fractions) and may be purchased only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to the Company.

Section 3. Terms of Public Offering. The Underwriters have advised the Company that the Underwriters propose (i) to make a public offering of the Securities as soon after the execution and delivery of this Agreement as in the Underwriters’ judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

Section 4. Delivery and Payment. The Firm Securities shall be represented by definitive global securities registered in the name of the nominee of The Depository Trust Company (“DTC”). The Company shall deliver the Firm Securities, with any transfer taxes thereon duly paid by the Company, to Credit Suisse through the facilities of DTC, for the account of the Underwriters, against payment to the Company of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Firm Securities shall be made available for inspection not later than 9:30 A.M., New York City time, on the Business Day prior to the First Closing Date, at the office of DTC or its designated custodian (the “Designated Office”). The time and date of delivery and payment for the Firm Securities shall be 9:00 A.M., New York City time, on September 28, 2007 or such other time on the same or such other date as the Underwriters and the Company shall agree in writing. The time and date of such delivery and payment are hereinafter referred to as the “First Closing Date”.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse, but shall be not later than five full business days after written notice of election to purchase Optional Securities is given, but in no event later than the 12th calendar day after the First Closing Date. The Company shall deliver the Optional Securities being purchased on each Optional Closing Date in the form of one or more definitive global securities in the name of the nominee of DTC, for the accounts of the Underwriters, against payment of the Purchase Price for such Optional Securities by wire transfer of Federal or other funds immediately available in New York City.

The documents to be delivered on the First Closing Date and the Optional Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Gibson, Dunn & Crutcher LLP, 3161 Michelson Drive, Irvine, California and the Securities shall be delivered at the Designated Office, all on the applicable Closing Date.

Section 5. Agreements of the Company. The Company agrees with you:

(a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Statutory Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, and (iv) of the happening of any event during the period referred to in the second clause of Section 5(c) below which makes any statement of a material fact made in the Registration Statement or the Statutory Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Statutory Prospectus in order to make the statements therein not misleading. If at any time during the period referred to in the second clause of Section 5(c) below the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To furnish you five conformed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

(c) To prepare the Statutory Prospectus and the Prospectus, the form and substance of which shall be reasonably satisfactory to you, and to file the Statutory Prospectus and the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; from the date hereof and so long as, in the opinion of counsel for the Underwriters, a prospectus is (or but for the exemption in Rule 172 under the Act would be) required by the Act to be delivered in connection with sales of the Securities by the Underwriters or a dealer, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus.

(d) Prior to 10:00 A.M., New York City time, on the second Business Day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered (or but for the exemption in Rule 172 under the Act would be) in connection with sales of the Securities by the Underwriters or a dealer, to furnish in New York City to the Underwriters and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus and any documents incorporated therein by reference) as the Underwriters or dealer may reasonably request.

(e) If during the period specified in the second clause of Section 5(c), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to the Underwriters and to any dealer as many copies thereof as the Underwriters or dealer may reasonably request.

(f) To cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the

Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

(g) To make generally available to its security holders as soon as practicable an earnings statement covering the twelve-month period ending September 30, 2008 that shall satisfy the provisions of Section 11(a) of the Act.

(h) So long as the Securities are outstanding, to furnish to you as soon as available copies of all reports or other communications furnished to its security holders or public reports or other public communications furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (except for so long as the Company is subject to the reporting requirements of either Section 13 or 15 of the Exchange Act, and such communications are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system, the Company shall not be required to furnish to you such communications) and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the Indenture, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (iv) the cost of printing certificates representing the Securities, (v) the costs and charges of the Trustee and any depositary (including DTC), (vi) any fees charged by investment rating agencies for the rating of the Securities and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood that, except as expressly provided in the immediately preceding sentence and in Sections 8 and 14, the Underwriters shall pay all their costs and expenses, including fees and disbursements of their counsel, and travel and other expenses of the Underwriters in connection with the sale and distribution of the Securities. Notwithstanding the foregoing, the Underwriters shall reimburse the Company for $250,000 (or $287,500 if the Underwriters purchase all of the Optional Securities) of the Company’s expenses.

(j) For a period of 60 days after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of its common stock or securities convertible into or exchangeable or exercisable for any shares of its common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of its common stock, whether any of these transactions are to be settled by delivery of its common stock or other securities, in cash or otherwise, or publicly disclose its intention to make any such offer, sale, pledge, disposition or filing or enter into any such arrangement, without the prior written consent of the Underwriters, except (i) grants of employee and director stock options, performance shares or restricted stock pursuant to the terms of a plan in effect on the date of this Agreement, (ii) issuance of common stock pursuant to the exercise of options, preferred stock, convertible securities or warrants outstanding on the date of this Agreement, (iii) the issuance of Underlying Shares upon conversion of the Securities, (iv) the Confirmations, each dated September 24, 2007, with affiliates of Banc of America Securities LLC and J.P. Morgan Securities Inc., relating to convertible note hedge transactions and (v) the filing of a registration statement in accordance with the Share Lending Agreement, dated as of September 24, 2007, between the Company and Credit Suisse International, represented by Credit Suisse, New York Branch.

(k) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the First Closing Date and the Optional Closing Date(s), as the case may be, and to satisfy all conditions precedent to the delivery of the Securities.

Section 6. Free Writing Prospectuses.

(a) The Company and the Guarantors, jointly and severally, represent and agree that, unless the Company obtains the prior consent of Credit Suisse, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior written consent of Credit Suisse and the Company shall be deemed to have been given with respect to any “free writing prospectus” specified in Schedule II or Schedule III to this Agreement. Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and each Guarantor represents that it has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities substantially in the form attached hereto as Schedule II or otherwise in a form consented to by Credit Suisse, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering that do not reflect the final terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

Section 7. Representations and Warranties of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent and warrant to the Underwriters that:

(a) The date of this Agreement is not more than three years subsequent to the more recent of the initial effective date of the Registration Statement or December 1, 2005. If, immediately prior to the third anniversary of the more recent of the initial effective date of the Registration Statement or December 1, 2005, any of the Securities remain unsold by the Underwriters, the Company and the Guarantors will prior to that third anniversary file, if they have not already done so, a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to Credit Suisse, will use their respective best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(b) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of this Agreement, neither the Company nor any Guarantor was or is an “ineligible issuer,” as defined in Rule 405, including (x) the Company nor any subsidiary of the Company in the preceding three years having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order, all as described in Rule 405, and (y) neither the Company nor any Guarantor in the preceding three years having been the subject of a bankruptcy petition or insolvency or similar proceeding, having had a registration statement be the subject of a proceeding under Section 8 of the Act or having been the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405. The Company has paid or shall pay the required Commission filing fee relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(c) As of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any documents included in the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company in writing by any Underwriter expressly for use therein.

(d) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies Credit Suisse as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, (i) the Company has promptly notified or will promptly notify Credit Suisse and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein.

(e) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

(f) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Statutory Prospectus complied or will comply when so filed in all material respects with the applicable requirements of the Exchange Act; (ii) the Registration Statement, on the Effective Date, did not contain and, as amended, if applicable, on the date of this Agreement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement on the Effective Date complied and, as amended or supplemented, if applicable, on the date of this Agreement does comply in all material respects with the applicable requirements of the Act, (iv) the Prospectus, when filed and as of the Closing Date, will comply in all material respects with the applicable requirements of the Act, and (v) as of its issue date and the Applicable Time, the Prospectus, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(g) Each preliminary prospectus, if any, filed as part of the Registration Statement in connection with this offering as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the applicable requirements of the Act.

(h) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(i) Each subsidiary of the Company (including each Guarantor) has been duly incorporated or, in the case of a partnership or limited liability company, formed and is a validly existing corporation, limited liability company or partnership in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate, limited liability company or partnership, as applicable) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable, and all of the partnership or membership interests of each subsidiary that is a partnership or limited liability company have been duly authorized and validly issued; and the outstanding capital stock or partnership or membership interests of each subsidiary of the Company, directly or through subsidiaries, is owned by the Company free from liens, encumbrances and defects, except in each case in this subsection (i) for matters that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(j) The Indenture has been duly authorized by the Company and each Guarantor, will be executed and delivered by the Company and each Guarantor and, as of any Closing Date, will be a legal, valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except that enforceability of the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Indenture has been duly qualified under the Trust Indenture Act of 1939 and the regulations thereunder (the “Trust Indenture Act”), and will conform in all material respects to the description thereof in the Prospectus and will be consistent with the information with respect thereto in the General Disclosure Package.

(k) The Securities have been duly and validly authorized for issuance and sale to the Underwriters by the Company and, when issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability of the Securities may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Securities, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Prospectus and will be consistent with the information with respect thereto in the General Disclosure Package.

(l) Each Guarantee has been duly and validly authorized by the respective Guarantor and, when the Securities are issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, each Guarantee will be a legal, valid and binding obligation of the respective Guarantor, entitled to the benefits of the Indenture and enforceable against such Guarantor in accordance with its terms, except that enforceability of the Guarantee may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. Each Guarantee will conform in all material respects to the description thereof in the Prospectus and will be consistent with the information with respect thereto in the General Disclosure Package.

(m) The Company has the authorized equity capitalization set forth in the General Disclosure Package. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights. The Underlying Shares have been duly authorized and when issued in accordance with the terms of the Indenture will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights.

(n) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any Guarantor, on the one hand, and any person, on the other hand, that would give rise to a valid claim against the Company, any Guarantor or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Agreement or the issuance and sale of the Securities.

(o) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company or any Guarantor for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the issuance and sale of the Securities by the Company, except for (A) the effectiveness of the Registration Statement as initially filed with the Commission and the qualification of the Indenture, each of which has been obtained, (B) such as have been obtained or will be obtained or made prior to the Closing Date, (C) such as may be required by the NASD and (D) such as may be required by the securities or blue sky laws of any state or foreign jurisdiction.

(p) The execution, delivery and performance of this Agreement and the Indenture by the Company and the Guarantors and the issuance and sale of the Securities by the Company and compliance by the Company and the Guarantors with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company (including the Guarantors) or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary (or, in the case of a partnership or limited liability company, the comparable organizational documents), except in the cases of clauses (i) and (ii) as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect; and the Company and each Guarantor has the corporate, limited liability company or partnership power and authority to authorize, issue and sell the Securities or its respective Guarantee, as applicable, as contemplated by this Agreement and the Indenture.

(q) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(r) Except as disclosed in the General Disclosure Package, (i) the Company and its subsidiaries (including the Guarantors) have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that materially interfere with the use made or to be made thereof by the Company or its subsidiaries (including the Guarantors); and (ii) the Company and its subsidiaries (including the Guarantors) hold any leased real or personal property under valid and enforceable leases with no exceptions, except in each case for such liens, encumbrances, defects and exceptions that (1) are typically encountered in the development and acquisition of properties in the ordinary course of the Company’s business and the financing thereof, or (2) individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(s) The Company and its subsidiaries (including the Guarantors) (i) possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for such certificates, authorities or permits (1) that the Company or its subsidiaries (including the Guarantors) are seeking or expect to seek to obtain in the ordinary course of business consistent with past practice, or (2) the failure to obtain or maintain is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and (ii) have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(t) No labor dispute with the employees of the Company or any subsidiary (including the Guarantors) exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a Material Adverse Effect.

(u) The Company and its subsidiaries (including the Guarantors) own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights presently employed by the Company or any of its subsidiaries (including the Guarantors), except for such matters as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(v) Except as disclosed in the General Disclosure Package, to the knowledge of the Company, neither the Company nor any of its subsidiaries (including the Guarantors) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances, (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(w) Except as disclosed in the General Disclosure Package, (i) there are no pending actions, suits or proceedings against the Company, any of its subsidiaries (including the Guarantors) or any of their respective properties by or before any court, other governmental agency or body or arbitrator (A) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, or (B) that is reasonably likely to materially and adversely affect the ability of the Company or any Guarantor to perform its obligations under this Agreement or the Indenture or (C) that is otherwise required to be disclosed in the Prospectus; and (ii) to the Company’s knowledge, no such actions, suits or proceedings are threatened.

(x) The financial statements included in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods presented (except as disclosed in the General Disclosure Package).

(y) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package or quarterly dividends declared and paid in accordance with past practices, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(z) Neither the Company nor any Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and neither the Company nor any Guarantor is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, will be an “investment company” as defined in the Investment Company Act.

(aa) Ernst & Young, LLP are independent public accountants with respect to the Company as required by the Act.

Section 8. Indemnification.

(a) The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case as to any Underwriter or person controlling such Underwriter, insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Registration Statement, any Statutory Prospectus or any Issuer Free Writing Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Applicable Time, the Company shall have notified such Underwriter that the Registration Statement, such Statutory Prospectus or such Issuer Free Writing Prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Registration Statement and Statutory Prospectus or, where permitted by law, Issuer Free Writing Prospectus and such corrected Statutory Prospectus or Issuer Free Writing Prospectus was provided to such Underwriter far enough in advance of the Applicable Time so that such corrected Statutory Prospectus or Issuer Free Writing Prospectus could have been provided to such person prior to the Applicable Time, (iii) the Underwriter did not send or give such corrected Statutory Prospectus or Issuer Free Writing Prospectus to such person at or prior to the Applicable Time, or if later, the time of sale of the Securities to such person, and (iv) such loss, claim, damage or liability would not have occurred had the Underwriter delivered the corrected Statutory Prospectus or Issuer Free Writing Prospectus to such person.

(b) Each Underwriter agrees to indemnify and hold harmless the Company and the Guarantors, their respective directors, officers who sign the Registration Statement and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus.

(c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) or Section 10 (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Section 8(a) or Section 10 and Section 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by Credit Suisse, in the case of parties indemnified pursuant to Section 8(a) or Section 10, and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 60 days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request and such indemnified party shall have, on or after such 60th day, given the indemnifying party at least 30 additional days’ notice that the indemnified party is entitled to settle such action. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of the Securities purchased by each of the Underwriters hereunder and not joint.

(e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 9. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date are subject to the satisfaction of each of the following conditions:

(a) All the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on such Closing Date with the same force and effect as if made on and as of such Closing Date.

(b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

(c) You shall have received on such Closing Date a certificate dated such Closing Date, signed by Andrew H. Parnes and Clay A. Halvorsen, in their capacities as the Executive Vice President – Finance and Chief Financial Officer and Executive Vice President, Secretary and General Counsel of the Company, confirming the matters set forth in Sections 7(w), 9(a), 9(b) and 9(d) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to such Closing Date.

(d) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in Section 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

(e) You shall have received on such Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated such Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, to the effect that:

(i) the Company is a validly existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to conduct its business as described in the General Disclosure Package;

(ii) each of the Guarantors incorporated or formed under the laws of the State of Delaware or California (the ““DECA Guarantors”) and Standard Pacific Mortgage (each, a “Specified Subsidiary”) is a validly existing corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, and has the requisite corporate, limited liability company or limited partnership power to conduct its business as described in the General Disclosure Package; the issued and outstanding capital stock of each Specified Subsidiary that is a corporation has been duly and validly issued and is fully paid and nonassessable and the membership interests and partnership interests, as the case may be, of each Specified Subsidiary that is a limited liability company or a partnership have been duly authorized and validly issued; and based solely upon the Officers’ Certificate and a review of the minute books and stock ledgers (or, in the case of a partnership or limited liability company, the partnership or limited liability agreement, as amended) of each Specified Subsidiary, each of the shares of capital stock, membership interests or partnership interests, as applicable, are owned of record by the Company or a wholly owned subsidiary of the Company;

(iii) each of the Company and the DECA Guarantors has the corporate, limited liability company or limited partnership power and authority to execute and deliver this Agreement, the Indenture, the Securities and the Guarantees and to perform its respective obligations thereunder;

(iv) the execution, delivery and performance by the Company and each of the DECA Guarantors of this Agreement have been duly authorized by all necessary corporate, limited liability company or limited partnership action on the part of the Company and each of the DECA Guarantors;

(v) this Agreement has been duly executed and delivered by the Company and each of the DECA Guarantors ;

(vi) neither the Company nor any Guarantor is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, will be an “investment company” that is required to be registered under the Investment Company Act. For purposes of this paragraph, the term “investment company” has the meaning ascribed to such term in the Investment Company Act;

(vii) the execution, delivery and performance by the Company and the DECA Guarantors of this Agreement, the Indenture, the Securities (by the Company) and the Guarantees (by each of the DECA Guarantors) and the issuance by the Company of the Securities to the Underwriters: do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the States of New York or California or the United States of America under, any law or regulation currently in effect of the States of New York or California or the United States of America applicable to the Company or any of the Guarantors that, in such counsel’s experience, is generally applicable to the transactions in the nature of those contemplated by this Agreement, or the Delaware General Corporation Law. This paragraph will not include any opinion regarding any federal or state securities or Blue Sky laws or regulations;

(viii) the execution, delivery and performance by the Company and the Guarantors of this Agreement and the Indenture and the issuance by the Company of the Securities to the Underwriters:

(A) do not and will not violate the charter or by-laws (or, in the case of a partnership or limited liability company, the comparable organizational documents) of the Company or any Specified Subsidiary;

(B) do not and will not breach the terms of: (i) any agreement of the Company or its subsidiaries identified to such counsel in a certificate of the Company, executed by two officers of the Company and delivered to you (the “Officers’ Certificate”), as constituting an agreement material to the Company and its subsidiaries, taken as a whole (“Material Contracts”) or (ii) any order of a court identified to such counsel in the Officers’ Certificate as constituting an order binding on the Company and its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, in either case based solely on such counsel’s review of such agreements or orders;

(ix) insofar as the statements in the General Disclosure Package or the Prospectus purport to describe specific provisions of the Securities or the Guarantees, such statements present in all material respects an accurate summary of such provisions;

(x) the authorized capital stock of the Company consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock;

(xi) the execution, delivery and performance by the Company of the Indenture have been duly authorized by all necessary corporate action on the part of the Company; the Indenture has been duly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; the Securities are in the form contemplated by the Indenture; and the execution, delivery and performance of the Securities have been duly authorized by all necessary corporate action on the part of the Company and, when executed and authenticated as specified in the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be valid and binding obligations of the Company; provided, however, that the foregoing opinions will be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding at law or in equity;

(xii) the execution, delivery and performance by each of the DECA Guarantors of the Indenture have been duly authorized by all necessary corporate, limited liability company or limited partnership action on the part of each of the DECA Guarantors; the Indenture has been duly executed and delivered by each of the DECA Guarantors, and constitutes a valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms; the Guarantees are in the form contemplated by the Indenture; and the execution, delivery and performance of the Guarantees by the DECA Guarantors have been duly authorized by all necessary corporate, limited liability company or limited partnership action on the part of each of the DECA Guarantors and, when the Securities are executed and authenticated as specified in the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Guarantees will be valid and binding obligations of the Guarantors; provided, however, that the foregoing opinions (1) will be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding a law or in equity, and (2) may assume that (i) each Florida Guarantor that is a corporation is a validly existing corporation, each Florida Guarantor that is a limited liability company is a validly existing limited liability company, and each Florida Guarantor that is a partnership is a validly existing partnership, and in each case, its status is Active under the laws of the State of Florida; (ii) each Florida Guarantor has the corporate, limited liability company or partnership power to execute and deliver the Indenture and perform its obligations under the Indenture and its respective Guarantee; and (iii) the execution and delivery by each Florida Guarantor of the Indenture and its respective Guarantee and the performance of its obligations thereunder have been duly authorized by all necessary corporate, limited liability company or partnership action on the part of each of the Florida Guarantors and do not violate any Florida law, regulation, order, judgment or decree applicable to such Florida Guarantor;

(xiii) the Securities are convertible into the Underlying Shares in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion in accordance with the terms of the Indenture and, when issued upon such conversion, will be validly issued, fully paid and non-assessable; and

(xiv) to the extent that the statements under the caption “Material U.S. Federal Income Tax Considerations” in the Prospectus purport to describe specific provisions of the Internal Revenue Code or tax consequences under the Internal Revenue Code, such statements present in all material respects an accurate summary thereof.

The opinion of Gibson, Dunn & Crutcher LLP described in Section 9(e) above shall be rendered to you at the request of the Company and the Guarantors and shall so state therein.

(f) You shall have received on such Closing Date a letter (satisfactory to you and counsel for the Underwriters), dated such Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, to the effect that:

(i) the Registration Statement has become effective under the Act, and to such counsel’s knowledge, based solely upon the telephonic confirmation from the Staff of the Commission on September 28, 2007, as of the time of such confirmation that no stop order suspending the Registration Statement’s effectiveness has been issued under the Act;

(ii) (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements (and related notes) and other financial data and other statistical or other information of an accounting or financial nature included therein or omitted therefrom as to which no opinion need be expressed) complied on its face when so filed as to form with the Exchange Act in all material respects, and (B) the Registration Statement, at the Effective Date, and the Prospectus, as of its issue date, and any supplement or amendment thereto (if any) as of its respective date (except in each case for the financial statements (and related notes thereto) and other financial data and other statistical or other information of an accounting or financial nature included therein or omitted therefrom and the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) as to which no opinion need be expressed) complied on its face as to form with the Act in all material respects; and

(iii) no facts have come to the attention of such counsel which leads them to believe that (A) the Registration Statement and the base prospectus included therein (except for the financial statements (and related notes thereto) and other financial data and other statistical or other information of an accounting or financial nature included therein or omitted therefrom as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act), on the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as amended or supplemented, if applicable (except for the financial statements (and related notes thereto) and other financial data and other statistical and other information of an accounting or financial nature, as aforesaid), as of its issue date or the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the General Disclosure Package (except for the financial statements (and related notes thereto) and other financial data and other statistical or other information of an accounting or financial nature, as aforesaid), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) You shall have received on such Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated such Closing Date, of Smith, Gambrell & Russell, LLP, special Florida counsel for the Company, to the effect that:

(i) each of the Guarantors formed under the laws of the State of Florida (each, a “Florida Guarantor”) is a validly existing limited liability company, limited partnership or registered general partnership, as applicable, and its status is Active under the laws of the State of Florida; each Florida Guarantor has the requisite limited liability company or partnership power, as applicable, to conduct its business as presently conducted, or as contemplated to be conducted by the Florida Guarantor as certified in the Officers’ Certificate; the membership interests and partnership interests, as applicable, of each Florida Guarantor have been duly authorized and validly issued; and, based solely upon the Officers’ Certificate and a review of the applicable partnership agreement or limited liability agreement, as amended, of each Florida Guarantor, each of the membership interests or partnership interests, as applicable, are owned of record by the Company or a wholly owned subsidiary of the Company;

(ii) each of the Florida Guarantors has the limited liability company or partnership power, as applicable, to execute and deliver this Agreement, the Indenture and the Guarantees and to perform its respective obligations thereunder;

(iii) the execution, delivery and performance by each of the Florida Guarantors of this Agreement have been duly authorized by all necessary limited liability company or partnership action, as applicable, on the part of each of the Florida Guarantors;

(iv) this Agreement has been duly executed and delivered by each of the Florida Guarantors;

(v) the execution, delivery and performance by the Florida Guarantors of this Agreement and the Indenture do not violate the partnership agreement, operating agreement or articles of formation of the Florida Guarantors, as applicable; and

(vi) the execution, delivery and performance by each of the Florida Guarantors of the Indenture and its respective Guarantee have been duly authorized by all necessary limited liability company or partnership action, as applicable, on the part of each of the Florida Guarantors and do not violate any Florida law or regulation applicable to such Florida Guarantor or any order or judgment applicable to such Florida Guarantor identified to such counsel in the Officers’ Certificate as constituting an order or judgment, binding on one or more of the Florida Guarantors, that is material to the Company and its subsidiaries, taken as a whole, in either case based solely on such counsel’s review of such orders and judgments; and the Indenture and the respective Guarantee of each Florida Guarantor have been duly executed and delivered by each of the Florida Guarantors.

The opinion of special Florida counsel to the Company described in Section 9(g) above shall be rendered to you at the request of the Company and the Florida Guarantors and shall so state therein.

(h) You shall have received on such Closing Date opinions, dated such Closing Date, of O’Melveny & Myers LLP and Davis Polk & Wardwell, counsels for the Underwriters, as to such matters as are customarily covered in such opinions.

(i) You shall have received, on each of the date hereof and such Closing Date, a letter dated the date hereof or such Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, containing the information and statements agreed to with the Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the General Disclosure Package.

(j) The Company shall not have failed on or prior to such Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to such Closing Date.

(k) By the First Closing Date, the Underlying Shares shall have been approved for listing on The New York Stock Exchange, subject only to notice of issuance.

(l) At or prior to the Applicable Time, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company.

Section 10. Qualified Independent Underwriter. The Company hereby confirms that at its request Credit Suisse has acted as a “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities. The Company will indemnify and hold harmless the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the QIU or any such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) result from the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter,” except for such losses, claims, damages or liabilities resulting from the QIU’s or any such controlling person’s gross negligence or willful misconduct, and will reimburse the QIU or any such controlling person for any legal or other expenses reasonably incurred by the QIU or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

Section 11. Effectiveness of Agreement and Termination. This Agreement shall become effective at the Applicable Time.

This Agreement may be terminated at any time on or prior to the First Closing Date or Optional Closing Date(s) by you by written notice to the Company if any of the following has occurred after the date of this Agreement: (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating, or any announcement by any nationally recognized statistical rating organization that it intends to issue a liquidity rating without issuing or indicating the rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Securities.

Section 12. Default of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Securities which it or they have agreed to purchase hereunder on the First Closing Date or Optional Closing Date(s) and the aggregate principal amount of the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of the Securities set forth opposite its name in Schedule I bears to the aggregate principal amount of the Securities which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Securities which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 12 by an amount in excess of one-ninth of such principal amount of the Securities without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase the Securities and the aggregate principal amount of the Securities, with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Securities to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone such Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

Section 13. Absence of Fiduciary Relationship. The Company and each of the Guarantors acknowledge and agree that:

(a) the Underwriters have been retained solely as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company or any Guarantor on other matters;

(b) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Guarantors have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Underwriters have no obligation to disclose such interests and transactions to the Company or any Guarantor by virtue of any fiduciary, advisory or agency relationship; and

(d) they waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of such fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or any Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Guarantor, including stockholders, employees or creditors of the Company or any Guarantor.

Section 14. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to Standard Pacific Corp., 15326 Alton Parkway, Irvine, California, 92618, Attention: Corporate Secretary, with a copy to Gibson, Dunn & Crutcher LLP, 3161 Michelson Drive, Irvine, California 92612, Attention: Michelle A. Hodges, Esq. and (ii) if to the Underwriters or to you, to you c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, with a copy to O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, Attention: Richard A. Boehmer, Esq., or in any case to such other address as the person to be notified may have requested in writing.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the

Guarantors, the officers or directors of the Company or any of the Guarantors or any person controlling the Company or any of the Guarantors, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

If for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to clauses (iii) through (vii) of the second paragraph of Section 11 or Section 12), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by it. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company agrees to reimburse the several Underwriters and the QIU, their directors and officers and any persons controlling any of the Underwriters or the QIU, and the Underwriters agree to reimburse the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company, in each case for any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 or this Section 14).

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Underwriters, the Underwriters’ directors and officers, any controlling persons referred to herein, the Company’s and the Guarantors’ directors and the Company’s and Guarantors’ officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the Underwriters merely because of such purchase.

This Agreement shall be governed and construed in accordance with the laws of the State of New York.

The term “Business Day” as used in this Agreement means a day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City or Los Angeles.

The term “subsidiary” as used in this Agreement means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company or any of its subsidiaries, or any other person in which the Company and its subsidiaries have at least a majority ownership interest (other than unconsolidated joint ventures, over which the Company and its subsidiaries do not have voting or economic control).

This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors and the several Underwriters.

Very truly yours,

STANDARD PACIFIC CORP.

By:	/s/ Stephen J. Scarborough
Name:	Stephen J. Scarborough
Title:	Chairman, Chief Executive Officer and President

By:	/s/ Andrew H. Parnes
Name:	Andrew H. Parnes
Title:	Executive Vice President – Finance and Chief Financial Officer

GUARANTORS:

Barrington Estates, LLC, a Delaware limited liability company

CH Construction, Inc., a Delaware corporation

CH Florida, Inc., a Delaware corporation

Hilltop Residential, Ltd., a Florida limited partnership

HSP Arizona, Inc., a Delaware corporation

HSP Tucson, Inc., a Delaware corporation

HWB Construction, Inc., a Delaware corporation

HWB Investments, Inc., a Delaware corporation

Lagoon Valley Residential, LLC, a California limited liability company

LB/L-Duc II Franceschi, LLC, a Delaware limited liability company

LMD El Dorado 134, LLC, a California limited liability company

OLP Forty Development, LLC, a Florida limited liability company

Pala Village Investments, Inc., a Delaware corporation

Residential Acquisition GP, LLC, a Florida limited liability company

SP Colony Investments, Inc., a Delaware corporation

SP Coppenbarger Investments, Inc., a Delaware corporation

SP La Floresta, Inc., a Delaware corporation

SPNS Golden Gate, LLC, a Delaware limited liability company

SP Ventura Investments, Inc., a Delaware corporation

Standard Pacific 1, Inc., a Delaware corporation

Standard Pacific 1, LLC, a Delaware limited liability company

Standard Pacific 2, Inc., a Delaware corporation

Standard Pacific 2, LLC, a Delaware limited liability company

Standard Pacific 3, Inc., a Delaware corporation

Standard Pacific 3, LLC, a Delaware limited liability company

Standard Pacific 4, Inc., a Delaware corporation

Standard Pacific 4, LLC, a Delaware limited liability company

Standard Pacific 5, Inc., a Delaware corporation

Standard Pacific 5, LLC, a Delaware limited liability company

Standard Pacific 6, Inc., a Delaware corporation

Standard Pacific 6, LLC, a Delaware limited liability company

Standard Pacific 7, Inc., a Delaware corporation

Standard Pacific 7, LLC, a Delaware limited liability company

Standard Pacific 8, Inc., a Delaware corporation

Standard Pacific 8, LLC, a Delaware limited liability company

Standard Pacific 9, Inc., a Delaware corporation

Standard Pacific 9, LLC, a Delaware limited liability company

Standard Pacific of Arizona, Inc., a Delaware corporation

Standard Pacific of Central Florida, a Florida general partnership

Standard Pacific of Central Florida GP, Inc., a Delaware corporation

Standard Pacific of Colorado, Inc., a Delaware corporation

Standard Pacific of Fullerton, Inc., a Delaware corporation

Standard Pacific of Illinois, Inc., a Delaware corporation

Standard Pacific of Jacksonville, a Florida general partnership

Standard Pacific of Jacksonville GP, Inc., a Delaware corporation

Standard Pacific of Las Vegas, Inc., a Delaware corporation

Standard Pacific of Orange County, Inc., a Delaware corporation

Standard Pacific of South Florida, a Florida general partnership

Standard Pacific of South Florida GP, Inc., a Delaware corporation

Standard Pacific of Southwest Florida, a Florida general partnership

Standard Pacific of Southwest Florida GP, Inc., a Delaware corporation

Standard Pacific of Tampa GP, Inc., a Delaware corporation

Standard Pacific of Tampa, a Florida general partnership

Standard Pacific of Texas, Inc., a Delaware corporation

Standard Pacific of Tonner Hills, LLC, a Delaware limited liability company

Standard Pacific of the Carolinas, LLC, a Delaware limited liability company

Standard Pacific of Tucson, Inc., a Delaware corporation

Standard Pacific of Walnut Hills, Inc., a Delaware corporation

Walnut Hills Development 268, LLC, a California limited liability company

Westfield Homes USA, Inc., a Delaware corporation

By:	/s/ Andrew H. Parnes
Andrew H. Parnes, in his capacity as Principal Financial and Accounting Officer of each of the above Guarantors which is a corporation or limited liability company with designated officers, and in his capacity as Principal Financial and Accounting Officer of each general partner or managing member, as applicable, of each of the above Guarantors which is a partnership or limited liability company which does not have designated officers

STANDARD PACIFIC OF COLORADO, INC., a Delaware corporation

By:	/s/ Kathleen R. Wade
Kathleen R Wade
Vice President

CREDIT SUISSE SECURITIES (USA) LLC
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
As Underwriters

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Eric A. Anderson
Name:	Eric A. Anderson
Title:	Managing Director

SCHEDULE I

Underwriters	Principal Amount of Securities
Credit Suisse Securities (USA) LLC	$40,000,000
Banc of America Securities LLC	30,000,000
J.P. Morgan Securities, Inc.	30,000,000

Total	$100,000,000

SCHEDULE II

SCHEDULE III

None

EXHIBIT A

                    , 2007

Credit Suisse Securities (USA) LLC

Banc of America Securities LLC

J.P. Morgan Securities Inc.

c/o Credit Suisse Securities (USA) LLC

       Eleven Madison Avenue

       New York, New York 10010-3629

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Standard Pacific Corp., a Delaware corporation (the “Corporation”), the Guarantors named therein and you as representative of a group of Underwriters name therein, relating to an underwritten public offering of Senior Subordinated Convertible Notes due 2012 convertible into the common stock, $0.01 par value, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without your prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any of these transactions are to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, or publicly disclose the undersigned’s intention to make any such offer, sale, pledge or disposition or enter into any such arrangement, for a period of 60 days after the date of the Underwriting Agreement, other than (i) transfers of shares of Common Stock as bona fide gifts, as determined by you in your reasonable discretion, (ii) transfers of shares of Common Stock to a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family (for purposes of this clause, “immediate family” shall mean spouse, lineal descendant, father, mother, brother or sister of the undersigned), (iii) establishment or amendment of sales plans pursuant to Rule 10b5-1 under the Exchange Act of 1934, as amended (“Rule 10b5-1 Plans”), provided that no sales under such plans occur during such 60-day period, (iv) transfers of shares of Common Stock pursuant to any Rule 10b5-1 Plan that has been entered into by the undersigned prior to the date of this agreement and disclosed to you prior to the date hereof, (v) exercises of options to purchase Common Stock that have been granted pursuant to employee benefit plans existing at the date of the Underwriting Agreement, (vi) repurchases of shares of Common Stock by the Company from the undersigned to satisfy tax withholding obligations arising upon the vesting of performance share awards and restricted stock granted to the undersigned prior to the date of this agreement, and (vii) if the undersigned’s services with the Company are terminated during such 60-day period, sales of such number of shares of Common Stock received upon the exercise of options to purchase Common Stock that are exercised at or after the termination of such services and have been granted pursuant to employee benefit plans existing at the date of the Underwriting Agreement to the extent such shares being sold have a then current market value less that or equal to the sum (A) the aggregate exercise price of the options so exercised and (B) the tax obligations incurred by the undersigned as a result of such exercise.

If for any reason the Underwriting Agreement shall be terminated prior to the First Closing Date, the agreement set forth above shall likewise be terminated.

Your very truly,

Name: